Registration Statement No. 333-173924
Filed Pursuant to Rule 424(b)(2)

Pricing Supplement dated June 13, 2012 to the Prospectus dated June 22, 2011, the Prospectus Supplement dated June 22, 2011, and the Product Supplement dated November 9, 2011

US$1,837,000
Senior Medium-Term Notes, Series B
Reverse Exchangeable Notes
Each Linked to a Single Reference Stock Issuer

•
This pricing supplement relates to seventeen separate note offerings. Each issue of the notes is linked to one, and only one, Reference Stock. You may participate in any of the seventeen offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a single note linked to a basket of some or all of the Reference Stocks described below.

•
The notes are designed for investors who seek an interest rate that is higher than that of a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common equity securities of the applicable Reference Stock Issuer, and be willing to lose some or all of their principal at maturity.

•	Investing in the notes is not equivalent to investing in the shares of any of the Reference Stocks.

•
Each issue of the offered notes will pay interest monthly at the fixed per annum rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Stock Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price below the applicable Trigger Price during the Monitoring Period, as described below.

•	Any payment at maturity is subject to the credit risk of Bank of Montreal.

•
Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the applicable Cash Delivery Amount), in each case, together with any accrued and unpaid interest, as described below.

•	The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000.

•	Our subsidiary, BMO Capital Markets Corp., is the agent for this offering. See “Supplemental Plan of Distribution—Conflicts of Interests” below.

(continued on the next page)

RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount	Interest Rate per Annum	Initial Stock Price	Trigger Price	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0832	Alcoa Inc.	AA	$10,000	12.00%	$8.48	$6.78	3	06366RDS1	100%	1.75% US$175.00	98.25% US$9,825.00
0833	Amazon.com, Inc.	AMZN	$30,000	10.00%	$214.73	$171.78	3	06366RDT9	100%	1.75% US$525.00	98.25% US$29,475.00
0834	Baker Hughes Incorporated	BHI	$35,000	14.00%	$38.69	$30.95	3	06366RDU6	100%	1.75% US$612.50	98.25% US$34,387.50
0836	Cabot Corporation	CBT	$50,000	9.00%	$36.17	$28.94	3	06366RDW2	100%	1.75% US$875.00	98.25% US$49,125.00
0837	Cliffs Natural Resources Inc.	CLF	$535,000	18.00%	$47.02	$32.91	3	06366RDX0	100%	1.75% US$9,362.50	98.25% US$525,637.50
0838	Freeport-McMoRan Copper & Gold Inc.	FCX	$265,000	14.00%	$33.35	$25.01	3	06366RDY8	100%	1.75% US$4,637.50	98.25% US$260,362.50
0839	United States Steel Corporation	X	$198,000	19.00%	$18.03	$11.72	3	06366RDZ5	100%	1.75% US$3,465.00	98.25% US$194,535.00

Investing in the notes involves risks, including those described in the “Selected Risk Considerations” section beginning on page P-5 of this pricing supplement, the “Additional Risk Factors Relating to the Notes” section beginning on page PS-4 of the product supplement, and the “Risk Factors” sections beginning on page S-3 of the prospectus supplement and on page 7 of the prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement, the product supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.
The notes will be our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.
We expect to deliver the notes through the facilities of The Depository Trust Company on June 18, 2012.

BMO CAPITAL MARKETS

(continued from the previous page)

RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount	Interest Rate per Annum	Initial Stock Price	Trigger Price	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0840	Apple Inc.	AAPL	$404,000	11.00%	$572.16	$457.73	6	06366REA9	100%	2.00% US$8,080.00	98.00% US$395,920.00
0841	American Express Company	AXP	$50,000	8.00%	$55.10	$44.08	6	06366REB7	100%	2.00% US$1,000.00	98.00% US$49,000.00
0844	Deere & Company	DE	$50,000	9.00%	$73.27	$58.62	6	06366REE1	100%	2.00% US$1,000.00	98.00% US$49,000.00
0845	The Dow Chemical Company	DOW	$45,000	12.00%	$31.66	$25.33	6	06366REF8	100%	2.00% US$900.00	98.00% US$44,100.00
0846	eBay Inc.	EBAY	$20,000	11.00%	$40.17	$32.14	6	06366REG6	100%	2.00% US$400.00	98.00% US$19,600.00
0847	Ford Motor Company	F	$25,000	10.00%	$10.30	$8.24	6	06366REH4	100%	2.00% US$500.00	98.00% US$24,500.00
0848	General Electric Company	GE	$50,000	8.00%	$19.37	$15.50	6	06366REJ0	100%	2.00% US$1,000.00	98.00% US$49,000.00
0850	Corning Incorporated	GLW	$20,000	12.00%	$13.05	$10.44	6	06366REL5	100%	2.00% US$400.00	98.00% US$19,600.00
0852	Southwest Airlines Co.	LUV	$10,000	8.00%	$9.19	$7.35	6	06366REN1	100%	2.00% US$200.00	98.00% US$9,800.00
0853	Starbucks Corporation	SBUX	$40,000	9.00%	$51.27	$41.02	6	06366REP6	100%	2.00% US$800.00	98.00% US$39,200.00

Key Terms of all the Notes:

Payment at Maturity:	The payment at maturity for each of the notes is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 in principal amount of the note, unless:

	(1)	the applicable Final Stock Price is less than the applicable Initial Stock Price; and

(2)
on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined to a price that is less than the applicable Trigger Price.  (“Closing Price Monitoring” is applicable to the notes.)

If the conditions described in both (1) and (2) are satisfied, you will receive at maturity, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Delivery Amount). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Delivery Amount will most likely be substantially less than the principal amount of your notes, and may be zero.

Pricing Date:	June 13, 2012

Settlement Date:	June 18, 2012

Interest Payment Dates:
Interest on the notes will be paid in equal monthly installments on the 18th day of each month, beginning on July 18, 2012, to and including the applicable maturity date (subject to postponement as described in the product supplement).

Monitoring Period:	The period from the pricing date to and including the applicable Valuation Date.

Physical Delivery Amount:
The number of shares of the applicable Reference Stock, per $1,000 in principal amount of the notes, equal to $1,000 divided by the applicable Initial Stock Price, subject to adjustments, as described in the product supplement. Any fractional shares will be paid in cash. Payment of the Physical Delivery Amount and the maturity of the notes may be postponed by up to ten business days under certain circumstances, as set forth in the section of the product supplement, “General Terms of the Notes—Payment at Maturity—Physical Delivery Amount.”

Cash Delivery Amount:
For each Reference Stock, the amount in cash equal to the product of (1) the Physical Delivery Amount and (2) the Final Stock Price of that Reference Stock, subject to adjustments, as described in the product supplement.

Initial Stock Price:
The closing price of the applicable Reference Stock on the pricing date, as indicated on the cover page.  The Initial Stock Price is subject to adjustments in certain circumstances. See “General Terms of the Notes — Payment at Maturity” and “— Anti-dilution Adjustments” in the product supplement for additional information about these adjustments.

Final Stock Price:	The closing price of the applicable Reference Stock on the applicable Valuation Date.

Trigger Price:	As set forth on the cover page.

Automatic Redemption:	Not Applicable

Key Dates of 3 Month RevEx:		Key Dates of 6 Month RevEx:

Valuation Date:	September 13, 2012	Valuation Date:	December 13, 2012

Maturity Date:	September 18, 2012	Maturity Date:	December 18, 2012

We may use this pricing supplement in the initial sale of notes. In addition, BMO Capital Markets Corp. or another of our affiliates may use this pricing supplement in market-making transactions in any notes after their initial sale. Unless our agent or we inform you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

Additional Terms of the Notes

This pricing supplement relates to seventeen separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (and not to a basket that includes any other Reference Stock). You may participate in any of the note offerings or, at your election, in two or more of the offerings.

You should read this pricing supplement together with the product supplement dated November 9, 2011, the prospectus supplement dated June 22, 2011 and the prospectus dated June 22, 2011.  This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors Relating to the Notes” in the product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement dated November 9, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000121465911003814/f1024111424b5.htm

•	Prospectus supplement dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000095012311060741/o71090b5e424b5.htm

•	Prospectus dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000095012311060730/o71090b2e424b2.htm

Our Central Index Key, or CIK, on the SEC website is 927971.  As used in this pricing supplement, the “Company,” “we,” “us” or “our” refers to Bank of Montreal.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks.  These risks are explained in more detail in the “Additional Risk Factors Relating to the Notes” section of the product supplement dated November 9, 2011.

•
Your investment in the notes may result in a loss. — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Stock Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price to a closing price that is less than the applicable Trigger Price on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a number of shares of the applicable Reference Stock (or, at our election, the Cash Delivery Amount).  We expect that the market value of those shares or the Cash Delivery Amount will be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.

•
Your return on the notes is limited to the principal amount plus accrued interest regardless of any appreciation in the value of the applicable Reference Stock. — You will not receive a payment at maturity with a value greater than your principal amount, plus accrued and unpaid interest.  This will be the case even if the Final Stock Price exceeds the Initial Stock Price by a substantial amount.

•
Your investment is subject to the credit risk of Bank of Montreal. — Our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on our ability to pay all amounts due on the notes on each interest payment date and at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

•
Potential conflicts. — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock Issuers, including extending loans to, or making equity investments in, the Reference Stock Issuers, or providing advisory services to them.  In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock Issuers, and these reports may or may not recommend that investors buy or hold shares of the Reference Stocks.  As a potential purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock Issuer that in your judgment is appropriate to make an informed investment decision.

•
The inclusion of the underwriting commission and hedging profits, if any, in the original offering price of the notes, as well as our hedging costs, is likely to adversely affect the price at which you can sell your notes. — Assuming no change in market conditions or any other relevant factors, the price, if any, at which BMO Capital Markets Corp. or any other party may be willing to purchase the notes in secondary market transactions may be lower than the initial public offering price. The initial public offering price will include, and any price quoted to you is likely to exclude, the underwriting commission paid in connection with the initial distribution. The initial public offering price may also include, and any price quoted to you would be likely to exclude, the hedging profits that we expect to earn with respect to hedging our exposure under the notes. In addition, any such price is also likely to reflect a discount to account for costs associated with establishing or unwinding any related hedge transaction, such as dealer discounts, mark-ups and other transaction costs.

•
You will have no ownership rights in the applicable Reference Stock. — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock Issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.

•
No affiliation with the Reference Stock Issuers. — We are not affiliated with the Reference Stock Issuers.  You should make your own investigation into the Reference Stocks and the Reference Stock Issuers. We are not responsible for any Reference Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise.

•
Lack of liquidity. — The notes will not be listed on any securities exchange.  BMO Capital Markets Corp. may offer to purchase the notes in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which BMO Capital Markets Corp. is willing to buy the notes.

•
Hedging and trading in the Reference Stocks. — We or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to the Reference Stock. We or our affiliates may also trade in the Reference Stocks or instruments related to one or more of the Reference Stocks from time to time. Any of these hedging or trading activities as of the pricing date and during the term of the notes could adversely affect our payment to you at maturity.

•
Many economic and market factors will influence the value of the notes. — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, and which are described in more detail in the product supplement.

The Reference Stocks

All information contained herein on the Reference Stocks and on the Reference Stock Issuers is derived from publicly available sources, and we have not independently verified this information.  Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock Issuer under the Exchange Act can be accessed through www.sec.gov. We have not independently verified that these publicly available documents are accurate or complete.  See the section “The Reference Stock Issuers” in the product supplement for additional information.

Alcoa Inc.

Alcoa Inc. produces primary aluminum, fabricated aluminum, and alumina, and participates in mining, refining, smelting, fabricating, and recycling. The company serves customers worldwide primarily in the transportation, packaging, building, and industrial markets with both fabricated and finished products. Its common stock is traded on the New York Stock Exchange under the symbol “AA.”

Historical Information of the Common Stock of Alcoa Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through the pricing date.

		High ($)	Low ($)
2009	First Quarter	12.12	5.22
	Second Quarter	12.22	7.60
	Third Quarter	14.47	9.23
	Fourth Quarter	16.34	11.93

2010	First Quarter	17.45	12.73
	Second Quarter	15.03	10.06
	Third Quarter	12.21	10.00
	Fourth Quarter	15.39	11.92

2011	First Quarter	17.65	15.64
	Second Quarter	18.13	14.73
	Third Quarter	16.49	9.57
	Fourth Quarter	11.57	8.52

2012	First Quarter	10.76	9.16
	Second Quarter (through the pricing date)	10.17	8.30

Amazon.com, Inc.

Amazon.com, Inc. is an online retailer that offers a wide range of products, including: books, music, videotapes, computers, electronics, home and garden, and numerous other products. The company offers personalized shopping services, web-based credit card payment, and direct shipping to customers. Its common stock is traded on the Nasdaq Global Select Market under the symbol “AMZN.”

Historical Information of the Common Stock of Amazon.com, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through the pricing date.

		High ($)	Low ($)
2009	First Quarter	75.58	48.44
	Second Quarter	87.56	73.50
	Third Quarter	93.85	75.63
	Fourth Quarter	142.25	88.67

2010	First Quarter	136.55	116.00
	Second Quarter	150.09	108.61
	Third Quarter	160.73	109.14
	Fourth Quarter	184.76	153.03

2011	First Quarter	191.25	160.97
	Second Quarter	206.07	178.34
	Third Quarter	241.69	177.79
	Fourth Quarter	246.71	173.10

2012	First Quarter	205.44	175.93
	Second Quarter (through the pricing date)	231.90	185.50

Baker Hughes Incorporated

Baker Hughes Incorporated supplies reservoir-centered products, services, and systems to the worldwide oil and gas industry. The company provides products and services for oil and gas exploration, drilling, completion, and production. The company also manufactures and markets a variety of roller cutter bits and fixed cutter diamond bits. Its common stock is traded on the New York Stock Exchange under the symbol “BHI.”

Historical Information of the Common Stock of Baker Hughes Incorporated

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through the pricing date.

		High ($)	Low ($)
2009	First Quarter	38.08	26.58
	Second Quarter	42.33	28.73
	Third Quarter	44.01	33.41
	Fourth Quarter	47.67	38.04

2010	First Quarter	51.86	41.24
	Second Quarter	54.18	35.87
	Third Quarter	50.23	37.58
	Fourth Quarter	57.17	42.82

2011	First Quarter	74.16	54.83
	Second Quarter	78.00	67.27
	Third Quarter	79.94	46.16
	Fourth Quarter	60.89	44.47

2012	First Quarter	52.40	40.79
	Second Quarter (through the pricing date)	44.76	38.62

Cabot Corporation

Cabot Corporation has businesses in chemicals, performance materials, and specialty fluids. The company manufactures and sells carbon black, fumed silica, plastics, inkjet colorants, tantalum, niobium, and germanium. The company's specialty fluids business produces and markets cesium formate as a drilling and completion fluid for use in oil and gas well operations. Its common stock is traded on the New York Stock Exchange under the symbol “CBT.”

Historical Information of the Common Stock of Cabot Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through the pricing date.

		High ($)	Low ($)
2009	First Quarter	16.38	8.04
	Second Quarter	17.93	10.90
	Third Quarter	24.01	12.36
	Fourth Quarter	27.40	21.04

2010	First Quarter	31.70	25.71
	Second Quarter	33.65	24.04
	Third Quarter	32.97	23.29
	Fourth Quarter	38.72	32.59

2011	First Quarter	46.58	38.67
	Second Quarter	47.83	37.45
	Third Quarter	42.80	24.78
	Fourth Quarter	34.00	23.27

2012	First Quarter	43.26	32.73
	Second Quarter (through the pricing date)	44.66	35.55

Cliffs Natural Resources Inc.

Cliffs Natural Resources Inc. is a diversified mining and natural resources company. The company mines for iron ore and coal in locations across North America, South America, and Australia. Its common stock is traded on the New York Stock Exchange under the symbol “CLF.”

Historical Information of the Common Stock of Cliffs Natural Resources Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through the pricing date.

		High ($)	Low ($)
2009	First Quarter	31.72	12.01
	Second Quarter	31.02	18.51
	Third Quarter	34.45	20.43
	Fourth Quarter	47.41	30.18

2010	First Quarter	72.85	39.95
	Second Quarter	75.43	47.16
	Third Quarter	67.55	44.49
	Fourth Quarter	79.98	62.70

2011	First Quarter	100.46	81.33
	Second Quarter	101.04	81.51
	Third Quarter	101.43	51.17
	Fourth Quarter	73.45	48.30

2012	First Quarter	76.63	60.19
	Second Quarter (through the pricing date)	71.16	45.74

Freeport-McMoRan Copper & Gold Inc.

Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The company primarily mines for copper and owns mining interests in Chile and Indonesia. The company, through a subsidiary, is also involved in smelting and refining of copper concentrates. Its common stock is traded on the New York Stock Exchange under the symbol “FCX.”

Historical Information of the Common Stock of Freeport-McMoRan Copper & Gold Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through the pricing date.

		High ($)	Low ($)
2009	First Quarter	21.53	11.07
	Second Quarter	30.21	19.14
	Third Quarter	36.58	22.50
	Fourth Quarter	43.66	32.70

2010	First Quarter	44.05	33.35
	Second Quarter	43.67	29.33
	Third Quarter	43.52	29.09
	Fourth Quarter	60.05	43.62

2011	First Quarter	60.92	47.79
	Second Quarter	57.44	46.83
	Third Quarter	56.30	30.45
	Fourth Quarter	42.80	29.87

2012	First Quarter	46.73	37.36
	Second Quarter (through the pricing date)	39.11	31.81

United States Steel Corporation

United States Steel Corporation is an integrated steel producer flat-rolled and tubular products with production operations in North America and Europe. The company uses iron ore and coke as primary raw materials for steel production. Its common stock is traded on the New York Stock Exchange under the symbol “X.”

Historical Information of the Common Stock of United States Steel Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through the pricing date.

		High ($)	Low ($)
2009	First Quarter	40.14	16.88
	Second Quarter	41.83	22.62
	Third Quarter	50.24	30.50
	Fourth Quarter	56.86	34.48

2010	First Quarter	65.44	44.07
	Second Quarter	69.71	38.55
	Third Quarter	49.59	37.66
	Fourth Quarter	59.02	40.25

2011	First Quarter	63.64	52.33
	Second Quarter	54.64	41.07
	Third Quarter	46.91	21.99
	Fourth Quarter	28.51	20.19

2012	First Quarter	32.25	25.25
	Second Quarter (through the pricing date)	30.26	17.89

Apple Inc.

Apple Inc. designs, manufactures, and markets personal computers and related personal computing and mobile communication devices along with a variety of related software, services, peripherals, and networking solutions. The company sells its products worldwide through its online stores, its retail stores, its direct sales force, third-party wholesalers, and resellers. Its common stock is traded on the Nasdaq Global Select Market under the symbol “AAPL.”

Historical Information of the Common Stock of Apple Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through the pricing date.

		High ($)	Low ($)
2009	First Quarter	109.87	78.20
	Second Quarter	144.67	108.69
	Third Quarter	186.15	135.40
	Fourth Quarter	211.64	180.76

2010	First Quarter	235.83	192.00
	Second Quarter	274.16	235.86
	Third Quarter	292.46	240.16
	Fourth Quarter	325.47	278.64

2011	First Quarter	363.13	326.72
	Second Quarter	353.10	315.32
	Third Quarter	413.45	343.23
	Fourth Quarter	422.24	363.50

2012	First Quarter	617.62	411.23
	Second Quarter (through the pricing date)	636.23	530.12

American Express Company

American Express Company is a global payment and travel company. The company's principal products and services are charge and credit payment card products and travel-related services offered to consumers and businesses around the world. Its common shares trade on the New York Stock Exchange under the symbol “AXP.”

Historical Information of the Common Shares of American Express Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through the pricing date.

		High ($)	Low ($)
2009	First Quarter	21.07	10.26
	Second Quarter	28.40	14.44
	Third Quarter	35.84	22.27
	Fourth Quarter	41.83	32.46

2010	First Quarter	42.98	36.79
	Second Quarter	48.05	37.71
	Third Quarter	45.43	39.21
	Fourth Quarter	46.37	37.82

2011	First Quarter	46.86	42.36
	Second Quarter	51.82	45.36
	Third Quarter	53.59	42.80
	Fourth Quarter	52.10	43.41

2012	First Quarter	59.06	48.24
	Second Quarter (through the pricing date)	61.05	53.43

Deere & Company

Deere & Company manufactures and distributes a range of agricultural, construction and forestry, and commercial and consumer equipment. The company supplies replacement parts for its own products and for those of other manufacturers. The company also provides product and parts financing services. Its common stock is traded on the New York Stock Exchange under the symbol “DE.”

Historical Information of the Common Stock of Deere & Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through the pricing date.

		High ($)	Low ($)
2009	First Quarter	45.99	24.83
	Second Quarter	47.05	34.26
	Third Quarter	46.31	35.31
	Fourth Quarter	56.59	41.13

2010	First Quarter	61.96	48.96
	Second Quarter	62.21	54.78
	Third Quarter	73.61	54.50
	Fourth Quarter	84.46	68.57

2011	First Quarter	96.89	83.02
	Second Quarter	99.24	78.53
	Third Quarter	86.44	64.57
	Fourth Quarter	79.25	61.72

2012	First Quarter	89.05	79.21
	Second Quarter (through the pricing date)	83.43	70.59

The Dow Chemical Company

The Dow Chemical Company is a diversified chemical company that provides chemical, plastic, and agricultural products and services to various essential consumer markets. The company serves customers in countries around the world in markets such as food, transportation, health and medicine, personal care, and construction. Its common stock is traded on the New York Stock Exchange under the symbol “DOW.”

Historical Information of the Common Stock of The Dow Chemical Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through the pricing date.

		High ($)	Low ($)
2009	First Quarter	16.08	6.31
	Second Quarter	18.73	8.81
	Third Quarter	26.95	14.66
	Fourth Quarter	29.42	23.48

2010	First Quarter	31.15	26.18
	Second Quarter	31.83	23.72
	Third Quarter	28.33	22.97
	Fourth Quarter	34.41	27.47

2011	First Quarter	38.76	34.29
	Second Quarter	41.34	34.43
	Third Quarter	37.17	22.46
	Fourth Quarter	29.25	21.51

2012	First Quarter	35.68	29.79
	Second Quarter (through the pricing date)	36.08	29.39

eBay Inc.

eBay Inc. operates an online trading community. The company's service is used by buyers and sellers for the exchange of products and services such as coins, collectibles, computers, memorabilia, stamps and toys, as well as concert and sporting tickets. The companyalso offers, through a subsidiary, secure online payment services. Its common stock is traded on the Nasdaq Global Select Market under the symbol “EBAY.”

Historical Information of the Common Stock of eBay Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through the pricing date.

		High ($)	Low ($)
2009	First Quarter	15.18	10.27
	Second Quarter	18.24	13.13
	Third Quarter	24.45	15.91
	Fourth Quarter	25.44	22.27

2010	First Quarter	27.57	21.77
	Second Quarter	27.37	19.61
	Third Quarter	24.99	19.26
	Fourth Quarter	31.19	24.08

2011	First Quarter	34.69	27.72
	Second Quarter	34.40	28.35
	Third Quarter	34.41	26.95
	Fourth Quarter	33.87	28.11

2012	First Quarter	38.08	30.16
	Second Quarter (through the pricing date)	41.49	35.47

Ford Motor Company

Ford Motor Company designs, manufactures, and services cars and trucks. The company also provides vehicle-related financing, leasing, and insurance through its subsidiary. Its common stock is traded on the New York Stock Exchange under the symbol “F.”

Historical Information of the Common Stock of Ford Motor Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through the pricing date.

		High ($)	Low ($)
2009	First Quarter	2.94	1.58
	Second Quarter	6.41	2.74
	Third Quarter	8.44	5.35
	Fourth Quarter	10.20	6.84

2010	First Quarter	14.10	10.28
	Second Quarter	14.46	9.88
	Third Quarter	13.16	10.16
	Fourth Quarter	17.00	12.26

2011	First Quarter	18.79	14.01
	Second Quarter	15.79	12.78
	Third Quarter	14.12	9.62
	Fourth Quarter	12.51	9.37

2012	First Quarter	12.96	11.13
	Second Quarter (through the pricing date)	12.64	10.01

General Electric Company

General Electric Company is a globally diversified technology and financial services company. The company's products and services include aircraft engines, power generation, water processing, and household appliances to medical imaging, business and consumer financing and industrial products. Its common stock is traded on the New York Stock Exchange under the symbol “GE.”

Historical Information of the Common Stock of General Electric Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through the pricing date.

		High ($)	Low ($)
2009	First Quarter	17.07	6.66
	Second Quarter	14.53	10.17
	Third Quarter	17.01	10.71
	Fourth Quarter	16.84	14.19

2010	First Quarter	18.45	15.45
	Second Quarter	19.50	14.42
	Third Quarter	16.66	13.88
	Fourth Quarter	18.32	15.76

2011	First Quarter	21.52	18.28
	Second Quarter	20.65	17.97
	Third Quarter	19.30	15.01
	Fourth Quarter	18.23	14.69

2012	First Quarter	20.21	18.36
	Second Quarter (through the pricing date)	20.02	18.15

Corning Incorporated

Corning Incorporated is a global, technology-based company. The company produces optical fiber, cable, and photonic components for the telecommunications industry, as well as manufactures glass panels, funnels, liquid crystal display glass and projection video lens assemblies for the information display industry. Its common stock is traded on the New York Stock Exchange under the symbol “GLW.”

Historical Information of the Common Stock of Corning Incorporated

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through the pricing date.

		High ($)	Low ($)
2009	First Quarter	14.23	9.13
	Second Quarter	16.37	13.46
	Third Quarter	17.00	14.22
	Fourth Quarter	19.34	14.52

2010	First Quarter	20.49	17.21
	Second Quarter	20.92	16.00
	Third Quarter	19.24	15.68
	Fourth Quarter	19.43	17.44

2011	First Quarter	23.37	18.98
	Second Quarter	21.08	17.37
	Third Quarter	18.54	12.13
	Fourth Quarter	15.53	11.88

2012	First Quarter	14.62	12.61
	Second Quarter (through the pricing date)	14.45	12.24

Southwest Airlines Co.

Southwest Airlines Co. is a domestic airline that provides primarily short-haul, high-frequency, point-to-point service. The company offers flights throughout the United States. Its common stock is traded on the New York Stock Exchange under the symbol “LUV.”

Historical Information of the Common Stock of Southwest Airlines Co.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through the pricing date.

		High ($)	Low ($)
2009	First Quarter	9.81	5.01
	Second Quarter	7.64	6.25
	Third Quarter	9.88	6.48
	Fourth Quarter	11.61	8.20

2010	First Quarter	13.22	11.03
	Second Quarter	13.96	11.11
	Third Quarter	13.35	10.63
	Fourth Quarter	14.26	12.60

2011	First Quarter	13.32	11.57
	Second Quarter	12.67	10.77
	Third Quarter	11.64	7.85
	Fourth Quarter	9.10	7.35

2012	First Quarter	10.04	8.18
	Second Quarter (through the pricing date)	9.19	7.88

Starbucks Corporation

Starbucks Corporation retails, roasts, and provides its own brand of specialty coffee. The company operates retail locations worldwide and sells whole bean coffees through its sales group, direct response business, supermarkets, and on the world wide web. The comapny also produces and sells bottled coffee drinks and a line of ice creams. Its common stock is traded on the Nasdaq Global Select Market under the symbol “SBUX.”

Historical Information of the Common Stock of Starbucks Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2009 through the pricing date.

		High ($)	Low ($)
2009	First Quarter	12.39	8.27
	Second Quarter	15.30	11.17
	Third Quarter	20.76	12.97
	Fourth Quarter	23.80	18.75

2010	First Quarter	25.56	21.70
	Second Quarter	28.12	24.24
	Third Quarter	26.28	22.86
	Fourth Quarter	32.93	25.69

2011	First Quarter	37.97	31.53
	Second Quarter	39.49	34.86
	Third Quarter	41.16	34.05
	Fourth Quarter	46.45	36.20

2012	First Quarter	56.26	45.34
	Second Quarter (through the pricing date)	61.67	51.27

Examples of the Hypothetical Payment at Maturity for a $1,000 Investment in a Note

The following table illustrates the hypothetical payments at maturity on a $1,000 investment in a note, based on a hypothetical Initial Stock Price of $100.00, a hypothetical Trigger Price of $75.00 (75% of the Initial Stock Price), a range of hypothetical Final Stock Prices and the effect on the payment at maturity if (i) the closing market price of the Reference Stock does not fall below the Trigger Price at any time during the Monitoring Period or (ii) the closing market price of the Reference Stock declines below the Trigger Price at any time during the Monitoring Period.

The hypothetical examples shown below are intended to help you understand the terms of the notes.  The actual amount of cash or securities that you will receive at maturity will depend upon the Final Stock Price of the applicable Reference Stock, and whether its closing price was below the applicable Trigger Price on any trading day during the applicable Monitoring Period.

Hypothetical Final Stock Price	Hypothetical Final Stock Price Expressed as a Percentage of the Initial Stock Price	Payment At Maturity
		(i) if the closing market price of the Reference Stock does not fall below the Trigger Price on any day during the Monitoring Period	(ii) if the closing market price of the Reference Stock falls below the Trigger Price on any day during the Monitoring Period	Total Value of payment Received at Maturity*
$150.00	150%	$1,000.00	$1,000.00	$1,000.00
$125.00	125%	$1,000.00	$1,000.00	$1,000.00
$100.00	100%	$1,000.00	$1,000.00	$1,000.00
$90.00	90%	$1,000.00	10 shares of the Reference Stock or the Cash Delivery Amount	$900.00
$80.00	80%	$1,000.00	10 shares of the Reference Stock or the Cash Delivery Amount	$800.00
$75.00	75%	$1,000.00	10 shares of the Reference Stock or the Cash Delivery Amount	$750.00
$70.00	70%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$700.00
$50.00	50%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$500.00
$25.00	25%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$250.00
$0.00	0%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$0.00

* Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Delivery Amount) or the principal amount of your notes in cash. Also note that if you receive the Physical Delivery Amount, the total value of the payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.  Regardless of the performance of the Reference Stock, or of the payment that you receive at maturity, you will receive the interest payments on the notes.

U.S. Federal Tax Information

The following table sets forth the amount of stated interest on the notes and the portion that will be treated as an interest payment and as payment for the Put Option for U.S. federal income tax purposes.

RevEx Number	Reference Stock Issuer	Interest Rate per Annum	Treated as an Interest Payment	Treated as Payment for the Put Option
0832	Alcoa Inc.	12.00%	0.47%	11.53%
0833	Amazon.com, Inc.	10.00%	0.47%	9.53%
0834	Baker Hughes Incorporated	14.00%	0.47%	13.53%
0836	Cabot Corporation	9.00%	0.47%	8.53%
0837	Cliffs Natural Resources Inc.	18.00%	0.47%	17.53%
0838	Freeport-McMoRan Copper & Gold Inc.	14.00%	0.47%	13.53%
0839	United States Steel Corporation	19.00%	0.47%	18.53%
0840	Apple Inc.	11.00%	0.74%	10.26%
0841	American Express Company	8.00%	0.74%	7.26%
0844	Deere & Company	9.00%	0.74%	8.26%
0845	The Dow Chemical Company	12.00%	0.74%	11.26%
0846	eBay Inc.	11.00%	0.74%	10.26%
0847	Ford Motor Company	10.00%	0.74%	9.26%
0848	General Electric Company	8.00%	0.74%	7.26%
0850	Corning Incorporated	12.00%	0.74%	11.26%
0852	Southwest Airlines Co.	8.00%	0.74%	7.26%
0853	Starbucks Corporation	9.00%	0.74%	8.26%

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product supplement dated November 9, 2011 under “Supplemental U.S. Federal Income Tax Considerations,” which applies to the notes.

Supplemental Plan of Distribution (Conflicts of Interest)

BMO Capital Markets Corp. will purchase the notes from us at a purchase price reflecting the commission set forth on the cover page of this pricing supplement.  BMO Capital Markets Corp. has informed us that, as part of its distribution of the notes, it will reoffer the notes to other dealers who will sell them.  Each such dealer, or further engaged by a dealer to whom BMO Capital Markets Corp. reoffers the notes, will purchase the notes at an agreed discount to the initial offering price.

We own, directly or indirectly, all of the outstanding equity securities of BMO Capital Markets Corp., the agent for this offering. In accordance with FINRA Rule 5121, BMO Capital Markets Corp. may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

You should not construe the offering of any of the notes as a recommendation of the merits of acquiring an investment linked to the applicable Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.